Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Oppenheimer Institutional Government Money Market Fund

We consent to the use of our report dated July 25, 2018, with respect to the financial statements and financial highlights of Oppenheimer Institutional Government Money Market Fund as of May 31, 2018, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
Denver, Colorado
May 22, 2019